SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                  Securities Exchange Act of 1934 (Amend No. )

                           Filed by the Registrant /X/
                 Filed by a Party other than the Registrant / /

                           Check the appropriate box:

                         |_|  Preliminary Proxy Statement
                |_|  Confidential, for Use of the Commission Only
                       (as permitted by Rule 14a-6(e)(2))
                        |X|  Definitive Proxy Statement
                       |_|  Definitive Additional Materials
                    |_|  Soliciting Material Under Rule 14a-12

                        THE SINGING MACHINE COMPANY, INC.

                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

               PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

                               |X| No fee required
  |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

|_| Fee paid previously with preliminary materials.
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

                        THE SINGING MACHINE COMPANY, INC.
                          6601 Lyons Road, Building A-7
                          Coconut Creek, Florida 33073

                                                                October 28, 2004

To our Stockholders:

      I am pleased to invite you to attend the Annual Meeting of Stockholders of The Singing Machine Company, Inc. to be held on Monday, November 29, 2004 at 9:30 a.m. at the Marriott Town Center Hotel located at Boca Center, 5150 Town Center Circle, Boca Raton, Florida.

      Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

      YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting in person, you are requested to complete, date, sign and return the enclosed proxy card in the enclosed envelope which requires no postage if mailed in the United States. If you attend the Annual Meeting, you may vote in person if you wish, even if you previously returned your proxy card.

      We appreciate your support and continued interest in The Singing Machine Company, Inc.

                                       Sincerely,

                                       /s/ Yi Ping Chan
                                       Yi Ping Chan
                                       Interim CEO

                        THE SINGING MACHINE COMPANY, INC.
                           6601 Lyons Road, Bldg. A-7
                          Coconut Creek, Florida 33073

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Our Stockholders:

      Our Annual Meeting of Stockholders of the Company will be held on Monday, November 29, 2004 at 9:30 a.m. at the Marriott Town Center Hotel which is located at Boca Center, 5150 Town Center Circle, Boca Raton, Florida, for the following purposes:

      1. To elect four directors to serve until the next Annual Meeting of Shareholders and until their successors shall be elected and qualified;

      2. To ratify the appointment of Berkovits, Lago, & Company LLP as our independent certified public accountants for the fiscal year ending March 31, 2005.

      3. To transact such other and further business as may properly come before the meeting.

      Only shareholders of record at the close of business on October 18, 2004 are entitled to notice of and to vote at the Annual Meeting or any postponements or adjournments thereof.

      Whether or not you plan to attend the Annual Meeting in person, you are requested to complete, date, sign and return the enclosed proxy card in the enclosed envelope which requires no postage if mailed in the United States. If you attend the Annual Meeting, you may vote in person if you wish, even if you previously returned you proxy card.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NOMINEE AND IN FAVOR OF EACH PROPOSAL.

                                       By Order of the Board of Directors

                                       /s/ Yi Ping Chan
                                       Yi Ping Chan
                                       Interim CEO

Coconut Creek, Florida
October 28, 2004

                       PROXY STATEMENT FOR ANNUAL MEETING
                                 OF SHAREHOLDERS
                          TO BE HELD NOVEMBER 29, 2004

GENERAL

      We are providing these proxy materials in connection with the solicitation by the Board of Directors of The Singing Machine Company, Inc. of proxies to be voted at our 2005 Annual Meeting of Shareholders, and at any postponement or adjournment of this meeting. Our annual meeting will be held on November 29, 2004 at the Marriott Town Center Hotel located at Boca Center, 5150 Town Center Circle, Boca Raton, Florida. In this proxy statement, The Singing Machine Company, Inc. is referred to as the "Company," "we," "our" or "us."

      Our principal executive offices are located at 6601 Lyons Road, Bldg. A-7, Coconut Creek, Florida 33073. Our proxy statement and the accompanying proxy card are first being mail to our shareholders on or about October 28, 2004.

OUTSTANDING SECURITIES AND VOTING RIGHTS

      Only holders of record of our common stock at the close of business on October 18, 2004, the record date, will be entitled to notice of, and to vote at the, the Annual Meeting. On that date, we had 9,202,813 shares of common stock outstanding. Each share of common stock is entitled to one vote at the Annual Meeting.

      A majority of the outstanding shares of common stock present in person or represented by proxy constitutes a quorum for the transaction of business at the Annual Meeting. Abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining whether a quorum exists. A "broker non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. Alternatively, by following the instructions on your proxy card, you may vote those shares by the Internet at www.continentalstock.com.

      In tabulating the voting results for any proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting assuming a quorum is obtained. Abstentions will have the same effect as a vote against a proposal.

PROXY VOTING

      Shares for which proxy cards are properly executed and returned will be voted at the Annual Meeting in accordance with the directions given or, in the absence of directions, will be voted "FOR" the election of each of the nominees to the Board named herein, and "FOR" the ratification of Berkovits, Lago, & Company LLP, as our independent certified public accountants. If, however, other matters are properly presented, the person named in the proxies in the accompanying proxy card will vote in accordance with their discretion with respect to such matters.

      The manner in which your shares may be voted depends on how your shares are held. If you own shares of record meaning that your shares of common stock are represented by certificates in your name so that you appear as a stockholder on the records of our transfer agent, Continental Stock Transfer & Trust Company, a proxy card for voting those shares will be included within this Proxy Statement. You may vote those shares by completing, signing and returning the proxy card in the enclosed envelope.

      If you own shares in street name, meaning that your shares of common stock are held by a bank or brokerage firm, you may instead receive a voting instruction form with this Proxy Statement that you may use to instruct your bank or brokerage firm how to vote your shares. As with a proxy card, you may vote your shares by completing, signing and returning the voting instruction form in the envelope provided. Alternatively, if your bank our brokerage firm has arranged for Internet or telephonic voting of shares, you may vote by following the instructions for using those services on the voting instruction form. If your bank or brokerage firm uses ADP Investor Communication Services, you may vote your shares via the Internet at www.proxyvote.com or by calling the telephone number on your voting instruction form.

      All votes will be tabulated by Inspector of Elections appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. A list of the stockholders entitled to vote at the Annual Meeting will be available at the Company's office, 6601 Lyons Road, Bldg. A-7, Coconut Creek, Florida 33073, for a period of ten (10) days prior to the Annual Meeting for examination by any stockholder

ATTENDANCE AND VOTING AT THE ANNUAL MEETING

      If you own common stock of record, you may attend the Annual Meeting and vote in person, regardless of whether you have previously voted by proxy card. If you own common stock in street name, you may attend the Annual Meeting but in order to vote your shares at the meeting, you must obtain a "legal proxy" from the bank or brokerage firm that holds your shares. You should contact your bank or brokerage account representative to learn how to obtain a legal proxy. We encourage you to vote your shares in advance of the Annual Meeting by one of the methods described above, even if you plan on attending the Annual Meeting. If you have already voted prior to the meeting, you may nevertheless change or revoke your vote at the Annual Meeting in the manner described below.

REVOCATION

      If you own common stock or record, you may revoke a previously granted proxy at any time before it is voted by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting any person. Any stockholder owning common stock in street name may change or revoke previously granted voting instructions by contacting the bank or brokerage firm holding the shares or by obtaining a legal proxy from such bank or brokerage firm and voting in person at the Annual Meeting.

                                   MANAGEMENT

      The following table sets forth certain information with respect to our executive officers and directors as of October 27, 2004

NAME                   AGE                POSITION

Yi Ping Chan           40                 Interim Chief Executive Officer,
                                          Chief Operating  Officer,
                                          Secretary and Director
Jeffrey S. Barocas     56                 Chief Financial Officer
Josef A. Bauer         65                 Chairman of the Board
Bernard Appel          72                 Director
Harvey Judkowitz       59                 Director

      YI PING CHAN has served as our Chief Operating Officer since May 2, 2003 and as our interim Chief Executive Officer since October 17, 2003. Prior to this appointment, Chan was a consultant to the Company from March 31, 2003 through May 2, 2003. He was a founder of MaxValue Capital Ltd., a Hong Kong-based management consulting and investment firm, and co-founder of E Technologies Ltd., Hong Kong, which specialized in health care technology transfer from April 1996 to October 2002. Prior to this, Mr. Chan worked at Allied Signal (now part of Honeywell) for joint ventures and acquisition in Asia as well as worked for IBM as engineer. Mr. Chan earned an MBA in 1994 and a MSEE in 1990 from Columbia University, and a BSEE, Magna Cum Laude, in 1987 from Polytechnic University, New York.

      JEFFREY S. BAROCAS has served as Chief Financial Officer since April 9, 2004. Prior to this appointment Barocas was Chief Financial Officer at Biometrics Security Technology, Inc., a Boca Raton based security software developer. From 1996 to 2002 he was Chief Financial Officer at QUIPP, Inc., a Miami based manufacturer of automated capital equipment. From 1986 to 1995 he was Chief Financial Officer at London International U.S. Holdings a subsidiary of UK based London International. Mr. Barocas earned an MBA in public accounting from St. John's University and completed the Senior Executive Management Program at the London School of Economics, UK.

      JOSEF A. BAUER has served as a director since October 15, 1999 and as Chairman of the Board since October 2003. Mr. Bauer previously served as a director of the Company from February 1990 until September 1991 and from February 1995 until July 1997, when we began a Chapter 11 proceeding. Mr. Bauer presently serves as the Chief Executive Officer of the following three companies: Banisa Corporation, a privately owned investment company, since 1975; Trianon, a jewelry manufacturing and retail sales companies since 1978 and Seamon Schepps, also a jewelry manufacturing and retail sales company since 1999.

      BERNARD S. APPEL has served as a director since October 31, 2003. He spent 34 years at Radio Shack, beginning in 1959. At Radio Shack, he held several key merchandising and marketing positions and was promoted to the positions of President in 1984 and to Chairman of Radio Shack and Senior Vice President of Tandy Corporation in 1992. Since 1993 through the present date, Mr. Appel has operated the private consulting firm of Appel Associates, providing companies with merchandising, marketing and distribution strategies, creative line development and domestic and international procurement.

      HARVEY JUDKOWITZ has served as a director and Chairman of the Audit Committee since March 29, 2004. Mr. Judkowitz has more than 38 years of experience in accounting and is a licensed Certified Public Accountant in New York and Florida. He served as the Chairman of the accounting boards in New York State in the late 1970's. He is currently Chairman and CEO of UniPro Financial Services and has a CPA practice. Mr. Judkowitz was CEO of Designers International Corporation a manufacturing company from 1982 to 1985, CEO of Utilicore Corporation, a telecom company, from 1998 to June 1999 and President of NetWebOnLine.Com Inc., a public company with on-line business ventures from 1998 to 2001.

                    CORPORATE GOVERNANCE AND RELATED MATTERS

BOARD COMMITTEES AND MEETINGS

      The Board meets regularly during the year to review matters affecting our company and to act on matters requiring Board approval. It also holds special meetings whenever circumstances require and may act by unanimous written consent. During fiscal 2004, there were 5 meetings of the Board. All persons who were serving as directors during fiscal 2004 attended at least 75% of the aggregate of the meetings of the Board and committees of which they were members. During fiscal 2004, the persons serving on our Board of Directors were Yi Ping Chan, Bernard Appel, Jay Bauer and Richard Ekstract (resigned June 1,
2004). As of October 27, 2004, the persons serving on our Board are Jay Bauer, Yi Ping Chan, Bernard Appel and Harvey Judkowitz.

      In fiscal 2004, we had three standing committees: an Audit Committee, the Executive Compensation/ Stock Option Committee and a Nominating Committee.

      The Audit Committee assists the Board in fulfilling its oversight responsibility relating to our financial statements and financial reporting process, the qualifications independence and performance of our independent auditors, the performance of our internal audit functions and our compliance with legal and regulatory requirements. The members of the Audit Committee during fiscal 2004 were Messrs. Judkowitz (Chairman), Appel and Ekstract (resigned June 1, 2004) each of them was independent as defined by the American Stock Exchange Rules in effect during this time period. We have attached a copy of our Audit Committee Charter as Exhibit A to this proxy. The Audit Committee held two meetings during fiscal 2004.

      The Executive Compensation/Stock Option Committee considers and authorizes remuneration arrangements for senior management and grants options under, and administers our 1994 Stock Option Plan and our Year 2001 Stock Option Plan. The Executive Compensation/Stock Option Committee held one meeting during fiscal 2004 and the members of the Executive Compensation/Stock Option Committee during this time period were Messrs. Bauer, Judkowitz and Appel.

      The Nominating Committee reviews and assesses the composition of the Board, assists in identifying potential new candidates for directors, including nominees recommended to the Secretary of the Company in writing by stockholders, and recommends candidates for election as Directors. The entire Board of Directors serves as the Nominating Committee.

DIRECTOR'S COMPENSATION

      During fiscal 2004, our employee directors did not receive any additional or special compensation for serving as directors. We reimbursed each independent director for out-of-pocket expenses that they incurred while serving for serving on our Board during fiscal 2004.

      In January 2004, based upon the recommendation of the Compensation Committee and based on competitive data, we adopted changes to our compensation policies for our directors. These changes were adopted in order to bring the compensation packages of the Company's board members more in line with compensation paid to directors of comparable companies, recognized the increased workload and responsibilities of board and committee members in recent years, and enables the Company to attract qualified directors when needed. The new board compensation will be as follows:

For fiscal 2005, we will implement the following compensation policy for our directors.

      o Each non-employee director will receive an annual retainer of $10,000, with $7,500 to be paid in cash and $2,500 to be paid in stock, based on the closing price of our common stock on the date of the annual shareholder's meeting or any other date selected by the Board.

      o Each non-employee director will also receive an initial stock option grant for 20,000 shares upon joining our Board of Directors and each continuing non-employee director will receive an annual stock option grant for 20,000 shares for each additional year served on the Board which will be awarded on the anniversary date of the Board member's initial grant.

      o Each non-employee director will be reimbursed for all reasonable expenses incurred in attending Board meetings and will receive a fee of $500 for each Board or committee meeting attended.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

      To our knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that during the year ended March 31, 2004, its officers, directors and 10% shareholders complied with all Section 16(a) filing requirements.

                             EXECUTIVE COMPENSATION

      The following table sets forth certain compensation information for the fiscal years ended March 31, 2004, 2003 and 2002 with regard to Yi Ping Chan, our Interim Chief Executive Officer, and each of our other executive officers whose compensation exceeded $100,000 on an annual basis (the "Named Officers"):

                           SUMMARY COMPENSATION TABLE

                                  ANNUAL COMPENSATION              LONG TERM COMPENSATION
                                  ------------------------------   -----------------------------
                                                                   OTHER             SECURITIES
NAME OF INDIVIDUAL AND                                             ANNUAL            UNDERLYING    ALL OTHER
PRINCIPAL POSITION                 YEAR     SALARY      BONUS      COMPENSATION(1)   OPTIONS/SAR'S COMPENSATION(2)
------------------------------------------------------------------------------------------------------------------

Yi Ping Chan                       2004   $247,470 (4)      --     $  6,000          52,800       $ 12,180
Interim Chief Executive  Officer
and
Chief Operating Officer(3)

Edward Steele                      2004   $378,809 (4)      --     $  6,000          10,000       $ 17,949
Former Chief Executive             2003   $382,352          --     $  8,671          30,000       $ 17,969
Officer(5)                         2002   $364,145      $192,133   $  8,258          15,000       $ 17,908

April J. Green                     2004   $127,642          --     $  3,600           4,380       $  5,094
Chief Financial Officer(6)         2003   $122,200      $ 25,000   $  3,900          20,000       $ 13,551
                                   2002   $ 88,825      $ 25,000   $  3,900          30,000       $  7,091

John Dahl                          2004   $ 78,834          --     $  1,200          50,000       $    350
Senior Vice President of
Finance(7)

John Klecha                        2004   $ 41,480          --     $  1,000               0       $189,911(9)
Former Chief Operating             2003   $300,117          --     $  6,555          24,000       $ 13,264
Officer(8)                         2002   $286,111      $157,200   $  6,242          15,000       $ 11,725

Jack Dromgold                      2004   $183,266(4)       --     $  4,500          50,000       $110,622(11)
Former Vice President of Sales     2003   $210,277      $ 50,000   $ 51,067         100,000       $154,072(12)
and Marketing(10)                  2002       --            --         --              --             --

Robert Weinberg                    2004   $ 57,692          --        3,000          (14)--           --
Former Chief Executive
Officer(13)

---------

(1) The amounts disclosed in this column for fiscal 2004, 2003 and 2002 include automobile expense allowances.

(2) Includes matching contributions under our 401(k) savings plan, medical insurance pursuant to the executive's employment agreement and other expenses described herein.

(3)   Mr. Chan became our Interim Chief Executive Officer on October 17, 2004.

(4) Effective as of August 1, 2003, Mr. Chan, Mr. Dromgold and Mr. Steele agreed to take 15% of their annual compensation in the form of stock for a nine month period until March 31, 2004 (except Mr. Steele's agreement was for an 8 month period until February 28, 2004 when his employment agreement expired). During their respective time periods, Mr. Chan, Mr. Dromgold and Mr. Steele received compensation in the amount of $20,125, $17,535 and $63,136 in shares of the Singing Machine's common stock. The average trading that was used to calculate the number of shares that would be issued to each officer was $3.85 per share.

(5) Mr. Steele served as our Chief Executive Officer from September 1991 through July 23, 2003. He currently serves as our Senior Advisor and Director of Product Development.

(6) Ms. Green served as our Chief Financial Officer from March 15, 2002 through April 9, 2004.

(7) Mr. Dahl served as our Senior Vice President of Finance from October 22, 2003 through April 13, 2003.

(8) Mr. Klecha served as our Chief Operating Officer from June 28, 1999 through May 2, 2003.

(9) Amounts paid to Mr. Klecha pursuant to his separation and release agreement were $183,703 and $36,204 for medical insurance and matching 401(K) contributions.

(10)  Mr. Dromgold joined us on April 15, 2002 and resigned on December 16,
      2003.

(11) Amounts paid to Mr. Dromgold pursuant to his separation and release agreement were $104,640 and our matching 401(k) contributions and medical insurance were $4,582.

(12) Includes relocation expenses of $45,529, our matching contribution of $8,543 under our 401(k) savings plan and medical insurance at a $100,000 value contributed to option granted to Mr. Dromgold and $60,565 paid to Mr. Dromgold pursuant to his separation and release agreement.

(13) Mr. Weinberg served as our Chief Executive Officer from August 3, 2003 to October 17, 2003.

(14) Represents 3 months of rent paid for Mr. Weinberg's apartment in Florida.

OPTION GRANTS IN FISCAL 2004

The following table sets forth information concerning all options granted to our officers and directors during the year ended March 31, 2004. No stock appreciation rights ("SAR's") were granted.

                                      TOTAL OPTIONS    EXERCISE        EXPIRATION       POTENTIAL REALIZABLE VALUE AT
                                      GRANTED TO       PRICE           DATE             ASSUMED ANNUAL RATES OF STOCK PRICE
                 SHARES               EMPLOYEES IN     PER SHARE                        APPRECIATION FOR OPTION TERM
                 UNDERLYING           FISCAL YEAR                                          5%                10%
                 OPTIONS              GRANTED
                 (1)
                 -------------------  ---------------  --------------  -------------  --------------   ---------------------
Yi Ping Chan     52,800               3.3%             $ 1.97          12/18/14       $ 169,431        $ 269,791
Edward Steele    10,000               .6%              $ 1.97          12/18/14       $ 32,089         $ 51,097
April J. Green   4,380                .3%              $ 1.97          Cancelled(3)   $ 14,055           $22,380
John Dahl        50,000               3.1%             $ 1.97          Cancelled(3)   $ 160,446        $ 255,484
John Klecha      --                    --                --             --              --                --
Jack Dromgold    50,000               3.1%             $ 7.60          Cancelled(3)     --                --
Robert Weinberg  --                    --                --             --              --                --

----------

(1) All of these options were granted under a Year 2001 Stock Option Plan. The Options granted to Mr. Steele, Ms. Green, Mr. Dahl and Mr. Dromgold vest in five equal installments over a period of five years, beginning on December 13, 2004 (except Mr. Dromgold's vesting began on April 15, 2004). Mr. Chan's options vest in 3 equal installments over a 3 year period.

(2) The dollar amounts under these columns are the result of calculations based on the market price on the date of grant at an assumed annual rate of appreciation over the maximum term of the option at 5% and 10% as required by applicable regulations of the SEC and, therefore, are not intended to forecast possible future appreciation, if any of the common stock price. Assumes all options are exercised at the end of their respective terms. Actual gains, if any, on stock option exercises depend on the future performance of the common stock.

(3) Mr. Dromgold received a grant of 50,000 options on April 15, 2003. These options expired on March 18, 2004, ninety days after Mr. Dromgold resigned from our company. Ms. Green and Mr. Dahl options expired on July 09, and July 13, 2004 respectively, ninety days after Ms. Green and Mr. Dahl resigned from our Company.

AGGREGATED OPTION EXERCISES IN FISCAL YEAR ENDED MARCH 31, 2004 AND OPTION
VALUES

      The following table sets forth information as to the exercise of stock options during the fiscal year ended March 31, 2004 by our officers listed in our Summary Compensation Table and the fiscal year-end value of unexercised options.

                                       SHARES           VALUE      NUMBER OF           VLUE OF UNEXERCISED
                                       ACQUIRED         REALIZED   UNEXERCISED         IN-THE-MONEY OPTIONS
                                       UPON EXERCISE    (1)        OPTIONS             AT
                                                                   AT  FISCAL   YEAR   FISCAL YEAR END (2)
                                                                   END                 EXERCISABLE/
                                                                   EXERCISABLE/        UNEXERCISABLE
NAME OF INDIVIDUAL                                                 UNEXERCISABLE
-------------------------------------  ---------------  --------   ------------------  -----------------------
Yi Ping Chan                           --                --        50,000/152,800      0/0
Edward Steele                          --                --        322,500/10,000      0/0
April J. Green                         --                --        30,000/19,380       0/0
John Dahl                              --                --        0/50,000            0/0
John Klecha                            --                --        0/0                 0/0
Jack Dromgold                          --                --        0/0                 0/0
Robert Weinberg                        --                --        =0/0                0/0

EMPLOYMENT AND OTHER AGREEMENTS

      YI PING CHAN. Effective as of May 2, 2003, we entered into a three-year employment agreement with Yi Ping Chan, our Chief Operating Officer. Mr. Chan is entitled to receive an annual salary equal to $250,000 per year, plus bonuses and increases in his annual salary, at the sole discretion of the Company's Board of Directors. In July 2003, Mr. Chan agreed to accept 15% of his salary during nine-month period between July 1, 2003 through March 31, 2004 in the form of stock rather than cash. We also agreed to grant Mr. Chan options to purchase 150,000 shares of the Company's common stock at an exercise price of $5.60 per share, of which 50,000 options will vest each year and to reimburse him for moving expenses of up to $40,000. In the event of a termination of his employment following a change of control, Mr. Chan would be entitled to a lump sum payment of 100% of the amount of his total compensation in the twelve months preceding such termination. During the term of his employment agreement and for a period of two year after his termination for cause and one year if he is terminated without cause Mr. Chan cannot directly or indirectly compete with our company in the karaoke industry in the United States.

      EDDIE STEELE. On February 27, 2004, we extended our employment agreement with Eddie Steele for one year. Mr. Steele will serve as the Director of Product Development for a one year period to expire on February 28, 2005. Under his employment agreement, Mr. Steele is entitled to receive annual compensation of $250,000 per year; however, Mr. Steele has agreed to take a 20% pay cut so his base salary is $200,000 per year. The agreement also provides for discretionary bonuses. In the event of a termination of his employment following a change of control, Mr. Steele would be entitled to a lump sum payment of 50% of the amount of his total compensation in the twelve months preceding such termination. During the term of his employment agreement and for a period of one year after his termination for cause, Mr. Steele cannot directly or indirectly compete with our company in the karaoke industry in the United States.

EQUITY COMPENSATION PLANS AND 401(K) PLAN

      The Company has two stock option plans: the 1994 Amended and Restated Stock Option Plan ("1994 Plan") and the Year 2001 Stock Option Plan ("2001 Plan"). Both the 1994 Plan and the 2001 Plan provide for the granting of incentive stock options and non-qualified stock options to our employees, officers, directors and consultants As of December 1, 2003, we had 389,900 options issued and outstanding under our 1994 Plan and 629,500 options are issued and outstanding under our 2001 Plan.

      The following table gives information about equity awards under our 1994 Plan, the 2001 Plan

                                                              WEIGHTED-AVERAGE       NUMBER OF SECURITIES
                                                              EXERCISE PRICE OF      REMAINING AVAILABLE FOR EQUITY
                                 NUMBER OF SECURITIES         OUTSTANDING            COMPENSATION PLANS
                                 TO BE ISSUED UPON            OPTIONS, WARRANTS      (EXCLUDING SECURITIES IN
                                 EXERCISE OF OUTSTANDING      AND RIGHTS            COLUMN (A))
PLAN CATEGORY                    OPTION, WARRANTS AND RIGHTS
-------------------------------- ------------------------    ---------------------  -----------------------------------
Equity Compensation Plans        1,027,530                   $3.95                  784,195
   approved by Security Holders

Equity  Compensation  Plans Not  0                            0                      0
   approved by Security Holders

1994 PLAN

      Our 1994 Plan was originally adopted by our Board of Directors in May 1994 and it was approved by our shareholders on June 29, 1994. Our shareholders approved amendments to our 1994 Plan in March 1999 and September 2000. The 1994 Plan reserved for issuance up to 1,950,000 million share of our common stock pursuant to the exercise of options granted under the Plan. As of March 31, 2003, we had granted all the options that are available for grant under our 1994 Plan. As of October 27, 2004, we had 345,300 options issued and outstanding under the 1994 Plan and all of these options are fully vested.

2001 PLAN

      On June 1, 2001, our Board of Directors approved the Year 2001 Plan and it was approved by our shareholders at our special meeting held September 6, 2001. The Year 2001 Plan was developed to provide a means whereby directors and selected employees, officers, consultants, and advisors of the Company may be granted incentive or non-qualified stock options to purchase common stock of the Company. The Year 2001 Plan authorizes an aggregate of 1,950,000 shares of the Company`s common stock and a maximum of 450,000 shares to any one individual in any one fiscal year. The shares of common stock available under the Year 2001 Plan are subject to adjustment for any stock split, declaration of a stock dividend or similar event. At March 31, 2004, we have granted 423,980 options under the Year 2001 Plan, 26,668 of which are fully vested.

      The 2001 Plan is administered by our Stock Option Committee ("Committee"), which consists of two or more directors chosen by our Board. The Committee has the full power in its discretion to (i) grant options under the 2001 Plan, (ii) determine the terms of the options (e.g. - vesting, exercise price), (iii) to interpret the provisions of the 2001 Plan and (iv) to take such action as it deems necessary or advisable for the administration of the 2001 Plan.

      Options granted to eligible individuals under the 2001 Plan may be either incentive stock options ("ISO's"), which satisfy the requirements of Code
Section 422, or non-statutory options ("NSO's"), which are not intended to satisfy such requirements. Options granted to outside directors, consultants and advisors may only be NSO's. The option exercise price will not be less than 100% of the fair market value of the Company's common stock on the date of grant. ISO's must have an exercise price greater to or equal to the fair market value of the shares underlying the option on the date of grant (or, if granted to a holder of 10% or more of our common stock, an exercise price of at least 110% of the under underlying shares fair market value on the date of grant). The maximum exercise period of ISO's is 10 years from the date of grant (or five years in the case of a holder with 10% or more of our common stock). The aggregate fair market value (determined at the date the option is granted) of shares with respect to which an ISO are exercisable for the first time by the holder of the option during any calendar year may not exceed $100,000. If that amounts exceeds $100,000, our Board of the Committee may designate those shares that will be treated as NSO's.

      Options granted under the 2001 Plan are not transferable except by will or applicable laws of descent and distribution. Except as expressly determined by the Committee, no option shall be exercisable after thirty (30) days following an individual's termination of employment with the Company or a subsidiary, unless such termination of employment occurs by reason of such individual's disability, retirement or death. The Committee may in its sole discretion, provide in a grant instrument that upon a change of control (as defined in the 2001 Plan) that all outstanding option issued to the grantee shall automatically, accelerate and become full exercisable. Additionally, the obligations of the Company under the 2001 Plan are binding on (1) any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company or (2) any successor corporation or organization succeeding to all or substantially all of the assets and business of the Company. In the event of any of the foregoing, the Committee may, at its discretion, prior to the consummation of the transaction, offer to purchase, cancel, exchange, adjust or modify any outstanding options, as such time and in such manner as the Committee deems appropriate.

401(K) PLAN

      Effective January 1, 2001, we adopted a voluntary 401(k) plan. All employees with at least one year of service are eligible to participate in our 401(k) plan. In fiscal 2002, we made a matching contribution of 100% of salary deferral contributions up to 3% of pay, plus 50.369% of salary deferral contributions from 3% to 5% of pay for each payroll period. The amounts charged to earnings for contributions to this plan and administrative costs during the years ended March 31, 2004, 2003 and 2002 totaled approximately $55,402, $61,466 and $41,733, respectively.

           REPORT OF THE EXECUTIVE COMPENSATION/STOCK OPTION COMMITTEE
                            ON EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION PHILOSOPHY

      The Executive Compensation Committee believes that our company must maintain short and long-term executive compensation plans that enable us to attract and retain well-qualified executives. Furthermore, we believe that our compensation plans must also provide a direct incentive for our executives to create shareholder value.

      In furtherance of this philosophy, the compensation of our executives generally consists of three components: base salary, annual cash incentives and long-term performance-based incentives.

BASE SALARIES

      During fiscal 2004, we had employment agreements with our six senior executive officers: Eddie Steele, our Chief Executive Officer; John Klecha, our Chief Operating Officer; Yi Ping Chan our new Interim Chief Executive Officer and Chief Operating Officer, April Green, our Chief Financial Officer, John Dahl our Senior Vice President of Finance and Jack Dromgold, our Executive Vice President of Sales. The base salaries of each of our executive officers were determined based on comparison to executives with similar responsibilities at other public companies.

INCENTIVE CASH BONUSES

      Generally, we award cash bonuses to our management employees and other employees, based on their personal performance in the past year and overall performance of our company. During fiscal 2004 no cash bonuses were awarded

LONG TERM COMPENSATION - STOCK OPTION GRANTS

      We have utilized stock options to motivate and retain executive officers and other employees for the long-term. We believe that stock options closely align the interests of our executive officers and other employees with those of our stockholders and provide a major incentive to building stockholder value. Options are typically granted annually, and are subject to vesting provisions to encourage officers and employees to remain employed with the Company.

      During fiscal 2004, we granted an aggregate of 167,180 options to our senior executive officers. All options grants in fiscal 2004 were made under our Year 2001 Stock Option Plan. Each of the option grants was at a price that was equal to the closing price of our common stock on the date of grant.

RELATIONSHIP BETWEEN OUR COMPENSATION POLICIES AND CORPORATE PERFORMANCE

      We believe that our executive compensation policies correlate with our corporate performance. Our stock options are usually granted at a price equal to or above the fair market value of our common stock on the date of grant. As such, our officers only benefit from the grant of stock options if our stock price appreciates. Generally, we try to tie bonus payments to our financial performance. However, if an individual has made significant contributions to our company, we will provide them with a bonus payment for their efforts even if our company's financial performance has not been strong.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

      During fiscal 2004, we had three different individuals serving in the position as Chief Executive Officer. Edward Steele served as our Chief Executive Officer for approximately four months during fiscal 2004 from April 1, 2003 through August 3, 2003. His base salary for the period between June 1, 2003 through June 1, 2004 as contained in his employment agreement was $385,875 per year. During this time period, Mr. Steele received salary payments equal to $128,625. In July 2003, Mr. Steele agreed to accept 15% of his salary during the eight month period between July 1, 2003 through February 28, 2004 in the form of stock rather than cash. Although Mr. Steele resigned as the Chief Executive Officer on August 3, 2003, he remains with our company and is employed as our Director of Product Development.

      Robert Weinberg served as our Chief Executive Officer for a period of approximately three months from August 3, 2003 through October 17, 2003, when he resigned for personal reasons. We did not have an employment agreement with Mr. Weinberg. Mr. Weinberg received $53,000 for his few months as our CEO. Because Mr. Weinberg lived in New Jersey, we agreed to pay him for the cost of renting an apartment in South Florida when he visited our company's headquarters. We did not grant any options or cash bonuses to Mr. Weinberg during his tenure as our Chief Executive Officer.

      Effective as of October 17, 2003, Yi Ping Chan became our Interim Chief Executive Officer. Mr. Chan's salary is $250,000 per year, as set forth in his employment agreement. In July 2003, Mr. Chan agreed to accept 15% of his salary during the nine-month period between July 1, 2003 through March 31, 2004 in the form of stock rather than cash. We also agreed to grant Mr. Chan options to purchase 150,000 shares of our common stock, at an exercise price of $5.60 per share, of which 50,000 options vest each year and to reimburse him for moving expenses of up to $40,000.

      We did not grant any cash bonuses to Mr. Chan or other officers in fiscal 2004 because our financial performance did not justify cash bonuses to any of our employees. We had a net operating loss of $ 22.6 million in fiscal 2004.

      We awarded stock options to Mr. Chan in December 2003. We awarded Mr. Chan options to purchase 52,800 shares of our common stock at an exercise price of $1.97 per share. These options were granted under our Year 2001 Stock Option Plan and were granted at a price that was equal to closing price of our common stock on the date of grant. Mr. Chan's options vest at a rate of one-third per year over a period of three years.

THE EXECUTIVE COMPENSATION COMMITTEE

Jay Bauer, Chairman
Bernard Appel
Harvey Judkowitz

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The members of our Executive Compensation Committee as of in the fiscal year ended March 31, 2004 were Messrs. Appel, Bauer and Judkowitz. None of the members of the Compensation Committee in fiscal 2004 were or are current officers or employees of the Singing Machine or any of its subsidiaries. None of these persons have served on the board of directors or on the compensation committee of any other entity that has an executive officer serving on our board of directors or on our Compensation Committee. .

                 COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

      The graph below compares the performance of the Singing Machine's common stock with the American Stock Market Index ("AMEX Index") and the Dow Jones - Consumer Electronics Index ("Dow Jones-CSE"), during the period beginning March 31, 1999 through March 31, 2004. The graph assumes the investment of $100 on March 31, 1999 in the Singing Machine's common stock, in the AMEX Index and the Dow Jones-CSE Index. Total shareholder return was calculated on the basis that in each case all dividends were reinvested.

                           [PERFORMANCE GRAPH OMITTED]

                                          1999      2000     2001    2002     2003     2004
                                          --------------------------------------------------

The Singing Machine Company, Inc.         100.00    225.00   256.00  852.80   375.47   62.40
Dow Jones Consumer Electronics Index      100.00    219.40   131.81  109.14   69.68    112.51
AMEX Market Index                         100.00    141.41   119.30  118.32   113.00   159.70

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

The following table set forth as of October 27, 2004, certain information concerning beneficial ownership of our common stock by:

o        all directors of the Company,
o        all executive officers of the Company.
o        persons known to own more than 5% of our common stock;

         Unless otherwise indicated, the address for each person is The Singing Machine Company, Inc., 6601 Lyons Road, Building A-7, and Coconut Creek, Florida 33073. As of October 27, 2004, we had 9,202,813 shares of our common stock issued and outstanding.

         As used herein, the term beneficial ownership with respect to a security is defined by Rule 13d-3 under the Securities Exchange Act of 1934 as consisting of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose or direct the disposition of) with respect to the security through any contract, arrangement, understanding, relationship or otherwise, including a right to acquire such power(s) during the next 60 days. Unless otherwise noted, beneficial ownership consists of sole ownership, voting and investment rights.

                                                                   SHARES OF                 PERCENT OF
NAME                                                               COMMON STOCK              COMMON STOCK
                                                                  ----------------------     -------------------

Y.P. Chan                                                            67,652      (1)         *
Interim CEO and Chief Operating Officer

Joseph Bauer                                                         991,172     (2)         10.77%
Chairman

Bernard Appel                                                                                *
Director                                                             -

Harvey Judkowitz                                                                             *
Director                                                             -
                                                                     1,040,310   (3)         11.30%
Edward Steele
Employee

John Klecha                                                          810,811     (4)         8.81%
Former President and Chief Operating Officer

Wellington Management Company, LLP                                   934,000     (5)         10.15%

All Directors and Executive Officers as a Group                      1,058,824               11.51%

----------

*Less than 1%.

(1) Includes 50,000 shares issuable upon the exercise of stock options that are exercisable as of October 27, 2004 at price of $5.60.

(2) Includes 11,197 shares held by Mr. Bauer individually, 200,000 shares held by Mr. Bauer's wife, 180,374 shares held by Mr. Bauer and his wife jointly, 369,400 shares held by Mr. Bauer's pension account, 217,500 shares held in Mr. Bauer Family United Partnership and 3,333 share issuable upon the exercise of stock options that can be exercisable within 60 days of October 27, 2004.

(3) Includes 502,000 shares held by Mr. Steele individually, 214,810 shares held by Mr. Steele's wife, 322,500 share issuable upon the exercise of stock options that can be exercisable as of October 27, 2004.

(4) All of the information presented in this item with respect to Mr. Klecha's beneficial ownership were extracted solely from his Amendment No. 2 to his
      Schedule 13D filed on October 20, 2003.

(5) The address of Wellington Management Company, LLP is 75 State Street, Boston, Massachusetts. All of the information presented in this item with respect to this beneficial ownership was extracted solely from their
      Schedule 13G filed on February 12, 2004.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      On July 14, 2004, Josef A. Bauer, a director, advanced a short-term loan of $200,000 to us which we are to use to meet our working capital obligations. The interest rate on the loan is 8.5% per annum and the loan is payable on demand. On August 26, 2004, we repaid Mr. Bauer a total of $202,109, including $2,109 in interest.

      In June 2004, Edward Steele, former officer and director, advanced $40,000 to us. The loan was interest fee and paid in full on August 30, 2004.

      On or about July 10, 2003, certain officers and directors of our company advanced $1 million to our company pursuant to written loan agreements. The officer was Yi Ping Chan and the directors were Josef A. Bauer and Howard Moore. Mr. Moore resigned from our Board, effective as October 17, 2003. Additionally, Maureen LaRoche, a business associate of Mr. Bauer, participated in the financing. These loans bear interest at the rate of 9.5% per annum. These loans were subordinated to Milberg's factoring agreement, which we terminated effective as of July 14, 2004. The Board has not yet determined when these loans will be repaid. Currently, the loan is subordinated to another financial institution.

      On or about March 4, 2003, Josef A. Bauer, a director, advanced $400,000 to International SMC pursuant to a letter agreement, which used the funds to make an advance to a vendor for the purchase of raw materials for the production of our machines. We were to repay Mr. Bauer's loan in two months on or about May 4, 2003 and the loan bore interest at the rate of 8% per annum. We repaid $200,000 on the loan on or about May 4, 2003 and the remaining balance was paid on or about October 10, 2003.

      We believe that of all of these related party transactions described above are on terms that are as favorable as terms that we could have obtained from unrelated third parties.

                             AUDIT COMMITTEE REPORT

      The Audit Committee is responsible for assisting the Board in monitoring
(1) the quality and integrity of our financial statements, (2) our compliance with regulatory requirements and (3) the independence and performance of our independent auditors. Among other responsibilities, the Audit Committee reviews, in its oversight capacity, our annual financial statement with both management and the independent auditors and meets periodically with our independent auditors to consider their evaluation of our financial and internal controls. The Audit Committee also recommends to the Board of Directors the selection of the company's independent certified public accountants. The Audit Committee is composed of three directors and operates under a written charter adopted and approved by the Board of Directors. During fiscal 2004, all of the Audit Committee members were non-employee directors and were independent as defined by the AMEX listing standards in effect during fiscal 2004. The members of the Audit Committee during fiscal 2004 were Harvey Judkowitz, Richard Ekstract ( resigned on June 1, 2004), Jay Bauer, and Bernard Appel. Mr. Judkowitz served as the Chairman of the Audit Committee.

      In discharging its duties during fiscal 2004, the Audit Committee met with and held discussions with management and our independent auditors, Grant Thornton, LLP. Management represented to the independent auditors that our audited financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee also discussed with Grant Thornton, LLP the matters required to be discussed by Statement on Auditing Standards No. 61, "Communications with Audit Committees." In addition, Grant Thornton, LLP, provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1, "Independence Discussion with Audit Committees," and the Audit Committee discussed with Grant Thornton, LLP, and its independence.

      Based on the above-mentioned review and discussions with management and the independent auditors, the representations of management and the report of the independent auditors to our committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2004.

AUDIT COMMITTEE -

Harvey Judkowitz, Chairman
Bernard Appel
Jay Bauer


                          PROPOSALS TO THE STOCKHOLDERS

                        PROPOSAL 1. ELECTION OF DIRECTORS

      The four persons set below, each of whom is currently a director, are proposed to be re-elected as directors at the Annual Meeting. If elected, each of these directors will hold office until the next Annual Meeting of Stockholders in the year 2005 or until his or her successor is duly elected and qualified.

         Bernard Appel
         Josef Bauer
         Yi Ping Chan
         Harvey Judkowitz

      All of the nominees are currently serving as directors. Each nominee has agreed to be named in this Proxy Statement and to serve as a director if elected. For biographical information regarding the nominees, see "Management" on pages 3-4 of this Proxy Statement. Management expects that each nominee will be available for election, but if any of them is not a candidate at the time of the election occurs, it is intended that such proxy will be voted for the election of another nominee to be designated by the Board of Directors to fill such vacancy.

VOTE REQUIRED AND RECOMMENDATION

      The four nominees for election to the Board of Directors who receive the greatest number of votes cast for the election of directors by the shares present, in person or by proxy, shall be elected directors. Shareholders do not have the right to cumulate their votes for directors. In the election of directors, an abstention or broker non-vote will have no effect on the outcome. The Board recommends stockholders to vote "for" each of the nominees for director set forth above.

CHANGE OF CONTROL

      The Committee may in its sole discretion, provide in a Grant Instrument that upon a Change of Control (as defined in the Plan or otherwise), that all outstanding options or stock awards issued to the grantee shall automatically accelerate and become fully exercisable. Additionally, the obligations of the Company under the 2001 Plan are binding on (1) any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company or (2) any successor corporation or organization succeeding to all or substantially all of the assets and business of the Company. In the event of any of the foregoing, the Committee may, at its discretion, prior to the consummation of the transaction, offer to purchase, cancel, exchange, adjust or modify any outstanding options or stock awards, as such time and in such manner as the Committee deems appropriate.

      The following table sets forth additional information with respect to options granted under our Year 2001 Stock Option Plan as of October 27, 2004.

                                            Number of Shares Subject to           Weighted Average
                                            the Options Granted under              Exercise Price
                                                     2001 Plan                        Per Share
Name
Yi Ping Chan                                         202,800                            $4.65
Jeffrey Barocas                                       50,000                            $1.17
Executive Group
(2 persons)
Non-Executive Director Group                         110,000                            $3.83
(4 persons)
Non-Executive Officer
Employee Group                                       370,800                            $3.47
(40 persons)

----------

The 2001 Plan is not a qualified deferred compensation plan under Section 401(a) of the Code, and is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

      PROPOSAL 2. RATIFICATION OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

      We are asking our shareholders to ratify our appointment of Berkovits, Lago, & Company, LLP as our independent certified public accountants for the fiscal year ended March 31, 2005. In the event the shareholders fail to ratify the appointment, the Audit Committee will reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent auditing firm at any time during the year if the Audit Committee determines that such a change would be in our company and our shareholder's best interests.

      We engaged of Berkovits, Lago, & Company, LLP as our independent auditor on October 15, 2004. Our previous auditor Grant Thornton, LLP were engaged as our independent auditor on March 27, 2003 and audited our consolidated financial statements for the fiscal year ended March 31, 2004 and 2003. Representatives of Berkovits, Lago, & Company, LLP are expected to be present at the meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

      The following is a summary of the fees billed to the Company by Grant Thornton LLP for professional services rendered for the fiscal years ended March 31, 2004 and 2003:

                                   FISCAL 2004    FISCAL 2003
         FEE CATEGORY
                                   -------------  --------------

         Audit Fees                $180,532       $130,767
         Audit-Related Fees          37,100             --
         Tax Fees                   103,958         56,261
         All Other Fees               5,041             --
                                   -------------  --------------
         Total Fees                $326,631       $187,028
                                   =============  ==============

(1) Consists of fees billed for professional services rendered for the audit of the Company's consolidated financial statements for the fiscal year ended March 31, 2004.

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT AUDITORS

      The Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

VOTE REQUIRED AND RECOMMENDATION

         The ratification of the selection of Berkovits, Lago, & Company, LLP, as our independent certified public accountants for the fiscal year ended March 31, 2005, requires the affirmative vote of the holders of a majority of shares of the Company's common stock, present in person or by proxy at the annual meeting. The Board recommends shareholders to vote "for" the ratification of the selection of Berkovits, Lago, & Company, LLP, as our independent auditors for the fiscal year ended March 31, 2005.

PREVIOUS INDEPENDENT AUDITORS

      On March 27, 2003, we engaged Grant Thornton as our independent auditor with respect to the preparation of our financial statements for fiscal 2003 and 2004, and Salberg & Company, P.A. ("Salberg & Company"), our prior independent auditor on March 24, 2003. Our decision to change accountants was approved by our Audit Committee on October 15, 2004 and March 24, 2003. As of October 15, 2004 and March 24, 2003, we did not have any change or disagreement with Grant Thornton and Salberg & Company with respect to the preparation of our financial statements for the two (2) most recent fiscal years contained in our Annual Report on Form 10-K for the fiscal year ended March 31, 2003 and 2004.

      The report of Salberg & Company on our financial statements for fiscal 2002, fiscal 2001 and all subsequent interim periods, did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles for fiscal 2002, fiscal 2001 and all subsequent interim periods. Furthermore, Salberg & Company did not advise us that:

      1) internal controls necessary to develop reliable financial statements did not exist, or

      2) information had come to the attention of Salberg & Company which made in unwilling to rely upon management's representations or made it unwilling to be associated with the financial statement prepared by management, or

      3) the scope of the audit should be expanded significantly, or information had come to the attention of Salberg & Company that they concluded will, or if further investigated might, materially impact the fairness or reliability of a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal periods subsequent to March 31, 2002 (including information that may prevent it from rendering an unqualified audit report on those financial statements) or made in unwilling to rely on management's representations or to be associated with the financial statements prepared by management or,

      4) information has come to the attention of Salberg & Company that they have concluded will, or if further investigated might, materially impact the fairness or reliability of a previously issued audit report or the underlying financial statements or the financial statements issued or to be issued covering the fiscal periods subsequent to March 31, 2002 through March 28, 2003, the date of the Form 8-K filing reporting our change in accountants, that had not been resolved to the satisfaction of Salberg & Company or which would have prevented Salberg & Company from rendering an unqualified audit report on such financial statements.

      During fiscal 2002, fiscal 2001 and all subsequent interim periods, there were no disagreements with Salberg & Company on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of Salberg & Company would have caused it to make reference to the subject matter of the disagreements in connection with its reports on these financial statements for those periods. We did not consult with Grant Thornton regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and no written or oral advice was provided by Grant Thornton that was a factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issues. There were no disagreements with Grant Thorton during fiscal 2003.

      On October 15, 2004, Grant Thornton LLP resigned as our auditors. The report of Grant Thornton on our financial statements for the two most recent fiscal years and all subsequent interim periods, did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles for the two most recent fiscal years and all subsequent interim periods, except that Grant Thornton's opinion in its report on our financial statements expressed substantial doubt with respect to our ability to continue as a going concern for the last two fiscal years.

      During our two most recent fiscal years and all subsequent interim periods, there were no reportable events as the term described in Item 304(a)(1)(v) of Regulation S-K, except for the following:

      Management and Grant Thornton, have advised our Audit Committee that during the course of the audit, they noted deficiencies in internal controls relating to:

      - weakness in our financial reporting process as a result of a lack of adequate staffing in the accounting department, and

      -     accounting for consigned inventory and inventory costing.

      Grant Thornton has advised the Audit Committee that each of these internal control deficiencies constitute a material weakness as defined in Statement of Auditing Standards No. 60. Certain of these internal control weaknesses may also constitute material weaknesses in our disclosure controls.

      During our two most recent fiscal years and all subsequent interim periods, there were no disagreements with Grant Thornton on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of Grant Thornton would have caused it to make reference to the subject matter of the disagreements in connection with its reports on these financial statements for those periods.

      We engaged of Berkovits, Lago, & Company, LLP as our independent auditor on October 15, 2004. We did not consult with Berkovits, Lago, & Company, LLP regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and no written or oral advice was provided by Berkovits, Lago, & Company, LLP that was a factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issues.

               STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS

      We have adopted a procedure approved by the SEC called "householding." Under this procedure, certain stockholders of record who have the same address and last name and don't participate in electronic delivery of proxy materials will receive only one copy of our Annual Report, Proxy Statement and any additional proxy soliciting materials sent to stockholders until such time as one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure will reduce duplicate mailings and save printing costs and postage fees, as well as natural resources. Stockholders who participate in householding will continue to receive separate proxy cards.

      If you received a householded mailing this year, and you would like to have additional copies of our Annual Report and Proxy Statement mailed to you, please submit your request to Corporate Secretary, The Singing Machine Company, Inc., 6601 Lyons Road, Bldg. A-7, Coconut Creek, FL 33073, or call (954) 596-1000. Upon your request, we will promptly deliver a separate copy of our Annual Report and Proxy Statement. You may also contact us at the address or phone number above if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future. If you would like to opt out of householding for future mailings, call 1 (954) 596-1000 or send a written request to the Corporate Secretary at the above address, and your request will be effective within 30 days.

                  INFORMATION CONCERNING SHAREHOLDER PROPOSALS

      Under SEC rules, any stockholder who intends to present a proposal at our next Annual Meeting of Stockholders must submit the proposal, in writing, so that we receive it at our principal executive office by September 20, 2005 in order for the proposal to be included in our Proxy Statement and proxy for such meeting. The submission of a stockholder proposal does not guarantee that it will be included in our Proxy Statement. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

                                  OTHER MATTERS

      As of the date of this Proxy Statement, we are not aware of any matter to be presented for action at the meeting other than the matters set forth above. If any other matter is properly brought before the meeting for action by shareholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the Board of Directors, or in the absence of such a recommendation, in accordance with the judgment of the proxy holders.

Coconut Creek, Florida
October 28, 2004

PROXY CARD

                        THE SINGING MACHINE COMPANY, INC.
                           6601 LYONS ROAD, BLDG. A-7
                             COCONUT CREEK, FL 33073
                                      PROXY

The undersigned hereby constitutes and appoints Jeffrey S. Barocas as Proxy Agent, with full power of substitution in each, and hereby authorizes the Proxy Agents to represent and to vote as designated below, all shares of common stock of the Company held of record by the undersigned on October 18, 2004 at the Annual Meeting of Stockholders to be held on November 29, 2004, at the Town Center Marriott Hotel, 5150 Town Center Circle, Boca Raton, Florida 33486, or any adjournment thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF THE SINGING MACHINE COMPANY, INC. This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR the nominees listed in Proposal 1 and FOR Proposal 2. The undersigned stockholder hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement and hereby revokes any proxy or proxies heretofore given. This proxy may be revoked at any time prior to the Annual Meeting. If you received more than one proxy card, please date, sign and return all cards in the accompanying envelope (continued on reverse side).

IMPORTANT--This Proxy must be signed and dated on the reverse side.

                               THIS IS YOUR PROXY
                             YOUR VOTE IS IMPORTANT!

Dear Stockholder:

         We cordially invite you to attend the Annual Meeting of Stockholders of The Singing Machine Company, Inc. to be held at the Marriott Town Center Hotel, which is located at Boca Center, 5150 Town Center Circle, Boca Raton, Florida on Monday, November 29, 2004, beginning at 9:30 a.m. local time.

         Please read the proxy statement which describes the proposals and presents other important information, and complete, sign and return your proxy promptly in the enclosed envelope.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2

1. Election of Directors   --              FOR              WITHHOLD
    Nominees:
    ---------
         Bernard Appel                     [_]                [_]
         Josef Bauer                       [_]                [_]
         Yi Ping Chan                      [_]                [_]
         Harvey Judkowitz                  [_]                [_]

--------------------------------------------------------------------------------
    (Except nominee(s) written above)
                                                         FOR   AGAINST  ABSTAIN

2. Proposal to ratify Berkovits, Lago, & Company LLP
     as Company's independent accountants for fiscal     [_]     [_]      [_]
     year 2005

If you plan to attend the Annual Meeting please mark this box [_]

Dated:________________, 2004

SIGNATURE ______________________________________________________________________

NAME (PRINTED) _________________________________________________________________

TITLE __________________________________________________________________________

Important: Please sign exactly as name appears on this proxy. When signing as attorney, executor, trustee, guardian, corporate officer, etc., please indicate full title.

                                    EXHIBIT A

                        THE SINGING MACHINE COMPANY, INC.
                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                     CHARTER

I. PURPOSE

         The Audit Committee's function is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by The Singing Machine Corporation, Inc. (the "Corporation") to any governmental body, shareholders or the public; the Corporation's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Corporation's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Corporation's policies, procedures and practices at all levels. The Audit Committee's duties and responsibilities are to:

         Serve as an independent neutral and objective party to monitor the Corporation's financial reporting process and internal control system.

         Review and appraise the audit efforts of the Corporation's independent accountants and internal auditing department.

         Provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department, and the Board of Directors.

The Audit Committee will fulfill these duties by carrying out the activities enumerated in Section IV of this Charter.

II.      COMPOSITION

         The Audit Committee shall be comprised of three or more directors as determined by the Board, a majority of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. A director will not be considered "independent" if, among other things, he or she has:

      o been employed by the corporation or its affiliates in the current or past three years;

      o accepted any compensation from the corporation or its affiliates in excess of $60,000 during the previous fiscal year (except for board service, retirement plan benefits, or non- discretionary compensation);

      o an immediate family member who is, or has been in the past three years, employed by the corporation or its affiliates as an executive officer;

      o been a partner, controlling shareholder or an executive officer of any for-profit business to which the corporation made, or from which it received, payments (other than those which arise solely from investments in the Corporation's securities) that exceed five percent of the organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; or

      o been employed as an executive of another entity where any of the Corporation's executives serve on that entity's compensation committee.

All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

The members of the Committee shall be elected by the Board at the director's meeting, following the annual shareholders meeting, or at any other time that it is necessary to elect a success to the Committee. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III. MEETINGS

         The Committee shall meet at least four times annually, and at least once per fiscal quarter, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least be annually with management, the director of the internal auditing department and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet with the independent accountants and management quarterly to review the Corporations financials.

IV.      RESPONSIBILITIES AND DUTIES

         To fulfill its responsibilities and duties the Audit Committee shall:

Documents/Reports Review

1. Review and update this Charter periodically, and not less than annually, as conditions dictate.

2. Review the Corporation's annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants.

3. Review regular internal reports to management prepared by the internal auditing department and management's response.

4. Review with financial management and the independent accountants the Quarterly Reports on Form10-QSB prior to their filing or prior to the release of earnings. If the entire committee is unavailable, the Chair of the Committee may represent the entire Committee for purposes of this review.

Independent Accountants

5. Recommend to the Board of Directors the selection of the independent accountants, considering their independence and their effectiveness, and approve the fees and other compensation to be paid to the independent accountants.

6. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants' independence. The accountants shall provide the Corporation with a formal written statement delineating all relationships between the accountants and the Corporation, consistent with Independence Standards Board Standard 1.

7. The Committee has a responsibility for actively engaging in a dialogue with the independent accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the accountant and for taking, or recommending that the full board take, appropriate action to oversee the independence of the independent accountant.

8. The independent accountant's ultimate accountability is to the Board of Directors and the Committee, as representatives of the shareholder, and the Committee, as the shareholder's representative, has ultimate authority and responsibility to select, evaluate and where, appropriate, replace the independent accountant (or to nominate the outside auditor to be proposed for shareholder approval in the proxy statement).

9. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

10. Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the organization's financial statements and disclosure.

Financial Reporting Processes

11. In consultation with the independent accountants and the internal auditors, review the internal and external integrity of the organization's financial reporting processes.

12. Consider the independent accountants' judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

13. Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent accountants, management, or the internal auditing department.

Process Improvement

14. Establish regular and separate systems of reporting to the Audit Committee by each of management, the independent accountants and the internal auditors regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

15. Following completion of the annual audit, review separately with each of management, the independent accountants and the internal auditing department any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

16. Review any disagreement among management and the independent accountants or the internal auditing department in connection with the preparation of the financial statements.

17. Review with the independent accountants, the internal auditing department and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate of time subsequent to implementation of changes or improvements, as decided by the Committee.)

Ethical and Legal Compliance

18. Establish, review and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

19. Review management's monitoring of the Corporation's compliance with the organization's Code of Ethical Conduct, and ensure that management has the proper review system in place to ensure that Corporation's financial statements, reports and other financial information disseminated to governmental organizations, and the public satisfy legal requirements.

20. Review activities, organizational structure, and qualifications of the internal audit department.

21. Review, with the organization's counsel, legal compliance matters including corporate securities trading policies.

22. Review, with the Corporation's counsel, any legal matter that could have a significant impact on the organization's financial statements.

23. Perform any other activities consistent with this Charter, the Corporation's Bylaws and governing law, as the Committee or, the Board deems necessary or appropriate.